Exhibit 99.1

vTv Therapeutics Announces Common Stock Purchase Agreement for up to $47 Million with Lincoln Park Capital

HIGH POINT, N.C.--(GLOBE NEWSWIRE)— November 24, 2020 -- vTv Therapeutics Inc. (Nasdaq: VTVT) today announced it has entered into a common stock purchase agreement (“Purchase Agreement”) for up to $47 million with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor.

“The LPC financing will help us reach a number of potential value-driving events over the next six to nine months, including the upcoming topline results of our phase 2 Elevage Study in patients with Alzheimer’s disease and type 2 diabetes in December,” said Steve Holcombe, President and CEO of vTv Therapeutics. “In addition, these funds will help us conduct a mechanistic study of TTP399, our oral treatment for patients with type 1 diabetes focused on its impact on diabetic ketoacidosis, and additionally a multiple-ascending dose study of HPP737 as a potential oral treatment for psoriasis.”

vTv will have the option, but not the obligation, to sell to LPC up to $47.0 million in shares of Class A common stock over a thirty-six-month period subject to certain conditions, including a registration statement being filed and declared effective by the SEC. There are no upper limits to the price LPC may pay to purchase Class A common stock from vTv and the purchase price of the shares will be based on the prevailing market prices of vTv’s shares at the time of each sale to LPC.

LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of vTv’s shares of Class A common stock. No warrants, derivatives, or other share classes are associated with this agreement. In consideration for entering into the agreement, vTv has issued shares of Class A common stock to LPC as a commitment fee. The Purchase Agreement may be terminated by vTv at any time, at its sole discretion, without any additional cost or penalty.

vTv intends to use the net proceeds from the transaction for general corporate purposes and to support its clinical development strategy, including finalizing and reporting topline results from the Company’s ongoing Elevage Study of azeliragon for the treatment of Alzheimer’s disease in patients with type 2 diabetes in December 2020, conducting a mechanistic study of TTP399 in patients with type 1 diabetes, and conducting a multiple-ascending dose study of HPP737 as part of a development program of the product as an oral therapy for psoriasis.

A more detailed description of the agreement is set forth in vTv’s Current Report on Form 8-K to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes, Alzheimer’s disease, and psoriasis. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease (COPD), and genetic mitochondrial diseases. For more information, please visit www.vtvtherapeutics.com or follow us on Twitter: @vTvTherapeutics.

Exhibit 99.1

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:
Glenn Silver
Lazar FINN Partners
646-871-8485

gsilver@lazarpartners.com